UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

CTT PHARMACEUTICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-292497	90-1253984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1646 W Snow Ave. Suite 138 Tampa, FL 33606

(Address of Principal Executive Offices) (Zip Code)

813-606-0060

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 8.01 Other Events.

CTT Pharmaceutical Holdings, Inc. (OTCQB:CTTH) has added Karen Larson as an Independent Board Member. Mrs. Larson is a Certified Financial Planner(CFP) and has experience in running companies. Karen created an analytical reporting business that was sold to Morningstar and also served as a Senior Vice President, Investment Banker at Chase Manhattan Bank and since 2017 has spent the past 9 years as a founder of Broad Avenue Studios, Inc., a commercial and residential real company.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTT PHARMACEUTICAL HOLDINGS, INC.
(Registrant)

Date: 9/21/2026	By:	/s/ Ryan Khouri
	Name:	Ryan Khouri
	Title:	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)

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